SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 29, 2001
                                                          -------------

                             MEDIQUIK SERVICES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

Delaware                         0-27123                  74-2876711
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(State or other jurisdiction     (Commission              (IRS Employer
of incorporation)                File Number)             Identification No.)

4299 San Felipe, Suite 300, Houston, Texas                    77027
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code        (832) 200-7000
                                                   -----------------------------

4295 San Felipe, Suite 200, Houston, Texas                 77027
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          (Former name or former address, if changed since last report)

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On May 24, 2001, we dismissed Deloitte & Touche, LLP as our independent accountants. The audit report of Deloitte & Touche, LLP for fiscal year 2000 contained a going concern opinion qualification because of Deloitte & Touche, LLP's doubt about our ability to continue as a going concern based on our difficulties in meeting our financial needs, our recurring losses from operations and our negative working capital. The audit reports of Deloitte & Touche, LLP for the past two years did not contain any other adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

The decision to change accountants was recommended and approved by our board of directors.

During our two most recent fiscal years and the interim period through May 24, 2001, we did not have any disagreements with Deloitte & Touche, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) We appointed Malone & Bailey, PLLC, as our new independent accountants on May 24, 2001. We have not consulted Malone & Bailey, PLLC at any time prior to their appointment concerning

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either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2001
                                        MEDIQUIK SERVICES, INC.


                                        By: /s/ Robert Teague, M.D.
                                           ------------------------------------
                                           Robert Teague, M.D., CEO

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                                INDEX TO EXHIBITS

Exhibit 16    Letter on Change in Certifying Accountant